Exhibit 99.1

Press Release

Cowen Group, Inc. Announces 2013 Third Quarter Financial Results

New York, November 7, 2013 - Cowen Group, Inc. (NASDAQ: COWN) (“Cowen” or “Company”) today announced its operating results for the third quarter ended September 30, 2013.

2013 Third Quarter and Nine Month Highlights(1)

•                  Cowen Group, Inc. reported third quarter 2013 economic income of $3.7 million compared to an economic loss of $8.9 million in the prior year period.  For the nine months ended September 30, 2013, economic income was $3.9 million versus an economic loss of $9.0 million for the comparable year ago period.

•                  Third quarter 2013 revenue rose 40% year over year to $92.1 million.  Nine month 2013 revenue was $248.1 million, an increase of 17% compared to the year ago period.

•                  The broker-dealer segment reported another record revenue quarter since the Cowen / Ramius business combination in 2009.  Third quarter 2013 revenue was $62.0 million, an $18.1 million improvement from the prior year quarter.  Nine months 2013 revenue rose 29% year over year to $167.9 million.(2)

•                  Assets under management at October 1, 2013 were $9.3 billion.  AUM increased by $234 million during the quarter and is up $1.2 billion since January 1, 2013.

•                  The year over year increase in non-compensation expense was primarily due to the inclusion of Dahlman Rose.  For the three and nine months ended September 30, 2013, non compensation expense was $32.3 million and $95.9 million, respectively, compared to $29.9 million and $89.8 million, respectively, for the three and nine months ended September 30, 2012.

•                  On November 6th, Cowen’s Board of Directors approved a $15 million increase in the Company’s share repurchase program.

(1)  All financial highlights are presented on an Economic Income basis.

(2)  Includes broker-dealer segment’s allocation of Investment Income (Loss) and Other Revenue.

Peter A. Cohen, Chairman and CEO of Cowen Group said, “In what continues to be a challenging market, we are proud to report a profitable third quarter and another record revenue quarter.  This is a result of the progress we have made in elevating the results in each of our operating businesses.  The broker dealer benefited from a favorable capital raising environment for equities and had its best quarter for debt raising.  At Ramius, we continue to raise assets, produce solid investment performance and launch new products, including the Ramius Event Driven Equity Fund, our fourth alternative mutual fund.”

“In September 2013, Ramius’ legacy multi-strategy funds received a significant distribution from Lehman Brothers International (Europe) (“LBIE”) which was subsequently distributed to the funds’ investors in respect of the Omnibus Trust Asset claims held by our funds.  As a creditor of LBIE, we proactively joined the unsecured creditors’ committee of LBIE and, in coordination with the Administrator, worked diligently for five years towards a novel solution that would ensure that our clients’ assets would be recovered.  The resulting distribution from LBIE was a landmark event of Lehman’s global bankruptcy, and our funds expect to recover in excess of 100% of the value of the claims registered in September 2008.”

2013 Third Quarter GAAP Financial Information and Select Balance Sheet Data

For the third quarter 2013, the Company reported a GAAP net income of $3.6 million, or $0.03 per share, as compared to a GAAP net loss of $10.6 million, or $(0.09) per share, in the third quarter 2012.  The year-over-year increase was primarily due to an increase in revenue.

The following table summarizes the Company’s GAAP financial results for the three months ended September 30, 2013 and 2012, and June 30, 2013 and the nine months ended September 30, 2013 and 2012.

Summary GAAP Financial Information

	Three Months Ended					Nine Months Ended
(Dollar amounts in millions, except per	September 30,			June 30,		September 30,
share information)	2013	2012	%	2013	%	2013	2012	%
Revenues	$81.4	$57.6	41%	$81.2	—%	$229.8	$174.5	32%
Expenses	(91.7)	(79.1)	16%	(86.6)	6%	(261.5)	(233.2)	12%
Other income (loss)	18.7	10.0	87%	8.9	110%	44.6	43.4	3%
Income tax benefit (expense)	—	(0.2)	NM	(0.2)	NM	(0.3)	(0.5)	(42)%
Net income (loss) from operations	$8.4	$(11.6)	NM	$3.3	150%	$12.6	$(15.8)	NM

Net income (loss) attributable to noncontrolling interests in consolidated subsidiaries	4.8	(1.0)	NM	2.3	111%	10.5	(1.2)	NM
Net income (loss) attributable to Cowen Group, Inc.	$3.6	$(10.6)	NM	$1.1	NM	$2.1	$(14.5)	NM

Earnings (loss) per basic share:
Income (loss) from operations	$0.03	$(0.09)	NM	$0.01	NM	$0.02	$(0.13)	NM

Note: Amounts may not add due to rounding.

The Company’s stockholders’ equity as of September 30, 2013, was $511.3 million, or book value per share of $4.35, compared to stockholders’ equity of $506.1 million, or book value per share of $4.29, as of June 30, 2013.  At September 30, 2013, the Company’s tangible book value per share was $3.94 compared to $3.87 as of June 30, 2013.

Select Balance Sheet Data

(Dollar amounts in millions, except per share	September 30,	June 30,	December 31,
information)	2013	2013	2012
Stockholders’ equity	$511.3	$506.1	$495.1
Tangible stockholders’ equity	$462.2	$455.9	453.6
Common shares outstanding	117.4	117.9	112.4

Book value per share	$4.35	$4.29	$4.40
Tangible book value per share	$3.94	$3.87	$4.04

Economic Income (Loss)

Throughout the remainder of this press release the Company presents Economic Income financial measures that are not prepared in accordance with Generally Accepted Accounting Principles (“GAAP”).    In general, Economic Income (Loss) is a pre-tax measure that (i) eliminates the impact of consolidation for consolidated funds, (ii) excludes equity award expense related to the November 2009 Ramius/Cowen transaction,  and (iii) excludes certain other acquisition-related and/or reorganization expenses.  In addition, Economic Income (Loss) revenues include investment income that represents the income the Company has earned in investing its own capital, including realized and unrealized gains and losses, interest and dividends, net of associated investment related expenses. For US GAAP purposes, these items are included in each of their respective line items. Economic Income (Loss) revenues also include management fees, incentive income and investment income earned through the Company’s investment as a general partner in certain real estate entities and the Company’s investment in the Value and Opportunity business. For US GAAP purposes, all of these items are recorded in other income (loss). In addition, Economic Income (Loss) expenses are reduced by reimbursement from affiliates, which for US GAAP purposes is presented gross as part of revenue.

For a more complete description of Economic Income (Loss) and a reconciliation of GAAP net income (loss) to Economic Income (Loss) for the periods presented and additional information regarding the reconciling adjustments, please see the “Non-GAAP Financial Measures” section of this press release.

The table below summarizes the Company’s Economic Income financial results for the three months ended September 30, 2013 and 2012, and June 30, 2013; and the nine months ended September 30, 2013 and 2012.

Summary Economic Income (Loss) Financial Information

	Three Months Ended					Nine Months Ended
(Dollar amounts in millions,	September 30,			June 30,		September 30,
except per share information)	2013	2012	%	2013	%	2013	2012	%
Revenues	$92.1	$66.0	40%	$81.1	14%	$248.1	$211.4	17%
Expenses	(84.6)	(74.6)	13%	(78.7)	NM	(237.7)	(219.5)	8%
Net Economic Income (Loss) before non-controlling interests	7.5	(8.6)	NM	2.4	217%	10.4	(8.1)	NM
Economic Income (Loss)	$3.7	$(8.9)	NM	$1.5	149%	$3.9	$(9.0)	NM

Economic Income (Loss) per share	$0.03	$(0.08)	NM	$0.01	147%	$0.03	$(0.08)	NM

Economic Income (Loss) excluding certain non-cash items	$10.4	$(0.8)	NM	$8.8	18%	$25.4	$14.0	82%

Note: Amounts may not add due to rounding.

2013 Third Quarter Economic Income Review

Total Economic Income Revenue

Total economic income revenue for the third quarter 2013 was $92.1 million, a 40% increase year over year compared to $66.0 million in the third quarter 2012.  The increase in economic income revenue was primarily the result of an increase in investment banking and brokerage revenue as well as management fees, incentive income and investment income.

Economic Income Revenue

	Three Months Ended					Nine Months Ended
	September 30,			June 30,		September 30,
(Dollar amounts in millions)	2013	2012	%	2013	%	2013	2012	%

Investment banking	$27.7	$18.7	48%	$25.6	8%	$70.4	50.6	39%
Brokerage	32.0	22.7	41%	33.3	(4)%	93.4	71.3	31%
Management fees	14.3	13.4	7%	14.6	(2)%	43.1	42.0	2%
Incentive income	5.7	1.7	233%	3.8	50%	14.6	8.3	75%
Investment income	12.3	9.2	35%	3.6	246%	26.8	38.5	(31)%
Other revenue	0.1	0.4	(69)%	0.3	(58)%	—	0.7	NM
Total Revenues	$92.1	$66.0	40%	$81.1	14%	$248.1	$211.4	17%

Note: Amounts may not add due to rounding.

Compensation and Benefits Expense

The compensation to economic income revenue ratio declined in the third quarter 2013 to 58% from 70% in the prior year period.  The decrease in the compensation to revenue ratio is the result of a 40% increase in revenues compared to the prior year period versus a 16% increase in total compensation expense.

Third quarter 2013 compensation and benefits expense was $53.8 million, a 16% increase compared to $46.2 million in the third quarter 2012.  The increase is primarily attributable to an increase in headcount due to the acquisition of Dahlman Rose in the first quarter of 2013.  Total headcount at the end of the third quarter 2013 was 631, an 8% increase compared to the prior year period and 1% lower compared to the second quarter of 2013.

Compensation and benefits expense for the third quarter 2013 and 2012 included $4.1 million and $5.7 million, respectively, in share-based compensation expense.  There was no equity award expense related to the 2009 Cowen / Ramius business combination in the third quarter of 2013.  However, in the third quarter 2012, compensation and benefits expense excluded a $1.4 million equity award expense related to the 2009 Cowen / Ramius business combination.

Excluding $1.4 million of expenses associated with activities for which the Company is reimbursed and $0.3 million of severance expense, compensation and benefits expense was 57% of revenue in the third quarter 2013.  Excluding these same two items, compensation and benefits expense was 61% and 56% of revenue in the prior year period and second quarter 2013, respectively.

Fixed Non-Compensation Expenses

Fixed non-compensation expenses in the current quarter increased by 5% to $25.4 million as compared to $24.1 million in the comparable prior year quarter.  This was primarily due to increased occupancy and depreciation and amortization costs due to the Dahlman Rose acquisition completed during the first quarter of 2013 which were only partially offset by lower service fees.

Variable Non-Compensation Expenses

Variable non-compensation expenses were $6.9 million in the third quarter 2013, up 20% compared to $5.7 million in the third quarter 2012.  This is primarily due to an increase in floor brokerage and trade execution relate to a general revenue increase in the Company’s overall business as well as two acquisitions completed during second and fourth quarter of 2012 and one in the first quarter of 2013.  The increased trading costs are in line with the increase in associated revenues.

Alternative Investment Segment (“Ramius”)

Assets Under Management

As of October 1, 2013, the Company had assets under management of $9.3 billion.  Total AUM increased by $1.2 billion since the start of the year and grew by  $234 million from July 1, 2013.  The third quarter of 2013 included $50 million in net subscriptions and $184 million of net positive performance.

Management Fees and Incentive Income

In the third quarter 2013, management fees increased $0.9 million from the prior year period to $14.3 million.

The average annualized management fee charged in the third quarter 2013 was 0.62%, as compared to 0.65% in the second quarter and 0.66% in the prior year period.  The third quarter of 2012 figure excludes fees related to cash management assets.

Incentive income increased 50% to $5.7 million sequentially from the second quarter 2013 and compares to an incentive fee of $1.7 million in the prior year period.

Investment Income

Investment income represents net revenues generated on our invested capital and includes interest and dividend income received or accrued as well as realized and unrealized gains/losses recognized during the period.  In the third quarter 2013, investment income was $12.3 million, a $3.2 million increase over the prior year period.  The increase primarily relates to an increase in the Company’s own invested capital driven by increases in performance in certain investment strategies including activist and private investments.

Broker-Dealer Segment (“Cowen and Company”)

Brokerage

Brokerage revenue was $32.0 million in the third quarter 2013, an increase of $9.3 million, or 41%, compared to the third quarter 2012.  The increase in the current quarter was primarily due to the performance of businesses that we acquired as well as continued improvement in overall commissions and trading volume with customers related to the Company’s electronic trading and cash equities businesses.

Investment Banking

Investment banking revenue was $27.7 million in the third quarter 2013, an increase of $9.0 million, or 48%, compared to $18.7 million in the third quarter 2012.  The increase was primarily due to strong activity in both our equity and debt capital markets products.

•                  Equity underwriting revenue was $15.9 million from twenty transactions in the third quarter 2013, as compared to $13.0 million from eleven transactions in the comparable prior year period.   Five transactions were bookrun assignments in the third quarter 2013, compared to four in the prior year period.

•                  Debt capital markets revenue was $10.7 million from the completion of seven transactions in the third quarter 2013.  Three transactions were completed in the prior year period totaling $4.4 million.

•                  Strategic advisory revenue was $0.7 million in the third quarter 2013, as compared to $1.2 million in the third quarter 2012.  The Company completed one strategic advisory transaction in the third quarter 2013 as compared to one strategic advisory transaction in the prior year period.

Share Repurchase Program

Cowen today announced that its Board of Directors approved an increase to the Company’s share repurchase program that authorizes Cowen to purchase up to an additional $15 million of Cowen’s Class A common shares from time to time.

The $15 million increase is in addition to the Company’s existing $35 million share purchase program, under which the Company has acquired 8.9 million shares for $25.3 million.  Also, since the program was initially announced in July 2011, the Company has acquired an additional 4.0 million shares as a result of net share settlement relating to the vesting of equity awards.

The program permits the company to purchase shares from time to time through a variety of methods, including in the open market or through privately negotiated transactions, in accordance with applicable securities laws.  It does not obligate the Company to make any purchases at any specific time or situation.  The program may be suspended or discontinued at any time.  As of September 30, 2013, Cowen had approximately 117.4 million Class A shares outstanding.

Earnings Conference Call with Management

The Company will host a conference call to discuss its 2013 third quarter financial results on Thursday, November 7, 2013, at 9:00 am EST.  The call can be accessed by dialing 1-866-318-8620 domestic or 1-617-399-5139 international.  The passcode for the call is 51602355.  A replay of the call will be available beginning at 11:00 am EST November 7, 2013 through November 14, 2013.  To listen to the replay of this call, please dial 1-888-286-8010 domestic or 1-617-801-6888 international and enter passcode 86817173.  The call can also be accessed through live audio webcast or by delayed replay on the Company’s website at www.cowen.com.

About Cowen Group, Inc.

Cowen Group, Inc. is a diversified financial services firm and, together with its consolidated subsidiaries, provides alternative asset management, investment banking, research, and sales and trading services through its two business segments:  Ramius and its affiliates make up the Company’s alternative investment segment, while Cowen and Company and its affiliates make up the Company’s  broker-dealer segment.  Ramius provides alternative asset management solutions to a global client base and manages a significant portion of Cowen’s proprietary capital.  Cowen and Company and its affiliates offer industry focused investment banking for growth-oriented companies, domain knowledge-driven research and a sales and trading platform for institutional investors.  Founded in 1918, the firm is headquartered in New York and has offices located in major financial centers around the world.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements.  Forward-looking statements provide the Company’s current expectations or forecasts of future events.  Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts.  Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements.  The Company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.  The Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available at our website at www.cowen.com and at the Securities and Exchange Commission website at www.sec.gov.  Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

SOURCE:	Cowen Group, Inc.
CONTACT:	Stephen Lasota
Chief Financial Officer
Cowen Group, Inc.
(212) 845-7919

Cowen Group, Inc.

Preliminary Unaudited Condensed Consolidated Statements of Operations

(Dollar amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenues
Investment banking	$27,694	$18,666	$70,431	$50,550
Brokerage	28,462	22,701	86,583	71,282
Management fees	9,327	8,866	28,518	28,515
Incentive income	2,521	1,416	7,086	2,687
Interest and dividends	10,969	3,605	30,905	14,845
Reimbursement from affiliates	1,386	1,370	4,085	3,796
Other	556	701	1,519	2,398
Consolidated Funds
Interest and dividends	255	24	414	115
Other	190	249	267	359
Total revenues	81,360	57,598	229,808	174,547
Expenses
Employee compensation and benefits	53,614	47,322	145,344	137,102
Floor brokerage and trade execution	4,033	3,058	13,479	10,992
Interest and dividends	6,133	2,056	20,287	7,107
Professional, advisory and other fees	4,022	3,534	10,878	11,158
Service fees	2,351	2,807	7,615	8,198
Communications	4,670	4,522	13,423	11,775
Occupancy and equipment	6,752	5,808	19,019	16,594
Depreciation and amortization	2,624	2,427	7,786	6,945
Client services and business development	3,493	3,510	12,251	11,089
Other	3,595	3,680	10,142	10,919
Consolidated Funds
Interest and dividends	96	2	157	22
Professional, advisory and other fees	230	263	717	1,112
Floor brokerage and trade execution	91	—	196	—
Other	33	65	167	205
Total expenses	91,737	79,054	261,461	233,218
Other income (loss)
Net (losses) gains on securities, derivatives and other investments	15,469	12,510	32,873	41,969

Consolidated Funds net (losses) gains:
Net realized and unrealized (losses) gains on investments and other transactions	3,096	(2,730)	11,274	817
Net realized and unrealized (losses) gains on derivatives	(32)	212	430	626
Net (losses) gains on foreign currency transactions	168	9	1	(6)
Total other income (loss)	18,701	10,001	44,578	43,406
Income (loss) before income taxes	8,324	(11,455)	12,925	(15,265)
Income tax (benefit) expense	(46)	163	288	496
Net income (loss)	8,370	(11,618)	12,637	(15,761)
Net income (loss) attributable to noncontrolling interests in consolidated subsidiaries	4,759	(1,033)	10,509	(1,225)
Net income (loss) attributable to Cowen Group, Inc. stockholders	$3,611	$(10,585)	$2,128	$(14,536)

Earnings (loss) per share:
Basic
Income (loss) from operations	$0.03	$(0.09)	$0.02	$(0.13)

Diluted
Income (loss) from operations	$0.03	$(0.09)	$0.02	$(0.13)

Weighted average shares used in per share data:
Basic	118,359	114,989	116,012	114,587
Diluted	122,708	114,989	119,891	114,587

 Non-GAAP Financial Measures

In addition to the results presented above in accordance with generally accepted accounting principles, or GAAP, the Company presents financial measures that are non-GAAP measures, such as Economic Income (Loss) and Economic Income (Loss) excluding certain non-cash items.  The Company believes that these non-GAAP measures, viewed in addition to, and not in lieu of, the Company’s reported GAAP results, provide useful information to investors regarding its performance and overall results of operations.  These metrics are an integral part of the Company’s internal reporting to measure the performance of its businesses and the overall effectiveness of senior management.  Reconciliations to comparable GAAP measures are available in the accompanying schedules.  The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other public companies, and are not identical to corresponding measures used in our various agreements or public filings.

Economic Income (Loss)

Economic Income (Loss) may not be comparable to similarly titled measures used by other public companies. Cowen uses Economic Income (Loss) as a measure of its operating performance, not as a measure of liquidity. Economic Income (Loss) should not be considered in isolation or as a substitute for operating income, net income, operating cash flows, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. As a result of the adjustments made to arrive at Economic Income (Loss) described below, Economic Income (Loss) has limitations in that it does not take into account certain items included or excluded under GAAP, including its consolidated funds. Economic Income (Loss) is considered by management as a supplemental measure to the GAAP results to provide a more complete understanding of its performance as management measures it.

The primary differences between GAAP net income (loss) and Economic Income (Loss) are that in reporting Economic Income (Loss), the Company:  (i) eliminates the impact of consolidation for consolidated funds, (ii) excludes equity award expense related to the November 2009 Ramius/Cowen transaction,  and (iii) excludes certain other acquisition-related and/or reorganization expenses.  In addition, Economic Income (Loss) revenues include investment income that represents the income the Company has earned in investing its own capital, including realized and unrealized gains and losses, interest and dividends, net of associated investment related expenses. For US GAAP purposes, these items are included in each of their respective line items. Economic Income (Loss) revenues also include management fees, incentive income and investment income earned through the Company’s investment as a general partner in certain real estate entities and the Company’s investment in the Value and Opportunity business. For US GAAP purposes, all of these items are recorded in other income (loss). In addition, Economic Income (Loss) expenses are reduced by reimbursement from affiliates, which for US GAAP purposes is presented gross as part of revenue.

Additionally, we have reported in this press release our Economic Income (Loss) excluding certain non-cash expenses.  For this measure, we have adjusted Economic Income (Loss) by the following non-cash expense items:

•                  Depreciation and amortization, and

•                  Share-based compensation expense.

Management believes that the non-GAAP calculation of Economic Income (Loss) excluding certain non-cash items will allow for a better understanding of the Company’s operating results.

Cowen Group, Inc.

Unaudited Economic Income (Loss)

(Dollar amounts in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenues
Investment banking	$27,694	$18,666	$70,431	$50,550
Brokerage	32,035	22,701	93,352	71,282
Management fees	14,299	13,426	43,050	42,032
Incentive income	5,666	1,699	14,558	8,303
Investment income	12,327	9,152	26,762	38,543
Other revenue	118	381	(46)	694
Total revenues	92,139	66,025	248,107	211,404
Expenses
Employee compensation and benefits	53,830	46,249	146,065	133,803
Interest and dividends	75	131	271	278
Fixed non-compensation expenses	25,331	24,016	72,892	69,748
Variable non-compensation expenses	6,873	5,720	22,786	19,733
Reimbursement from affiliates	(1,461)	(1,467)	(4,291)	(4,018)
Total expenses	84,648	74,649	237,723	219,544
Net Economic Income (Loss) before non-controlling Interests	7,491	(8,624)	10,384	(8,140)
Non-controlling interests	(3,825)	(301)	(6,517)	(900)
Economic Income (Loss)	$3,666	$(8,925)	$3,867	$(9,040)

Economic Income (Loss) Excluding Certain Non-cash Items

Economic Income (Loss)	$3,666	$(8,925)	$3,867	$(9,040)
Exclusion of depreciation and amortization expense	2,622	2,421	7,763	6,936
Exclusion of share-based compensation expense	4,095	5,704	13,803	16,113
Economic Income (Loss) Excluding Certain Non-cash Items	$10,383	$(799)	$25,434	$14,010

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Three Months Ended September 30, 2013

(Dollar amounts in thousands)

	Three Months Ended September 30, 2013
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments		Consolidation	Income
Revenues
Investment banking	$27,694	$—		$—	$27,694
Brokerage	28,462	3,573	(e)	—	32,035
Management fees	9,327	4,697	(a)	275	14,299
Incentive income	2,521	3,145	(a)	—	5,666
Investment income	—	12,327	(c)	—	12,327
Interest and dividends	10,969	(10,969	)(c)	—	—
Reimbursement from affiliates	1,386	(1,461	)(b)	75	—
Other revenue	556	(438	)(c)	—	118
Consolidated Funds	445	—		(445)	—
Total revenues	81,360	10,874		(95)	92,139

Expenses
Compensation & Benefits	53,614	216		—	53,830
Interest and dividends	6,133	(6,058	)(c)	—	75
Non-compensation expenses - Fixed	—	25,331	(c)(d)	—	25,331
Non-compensation expenses - Variable	—	6,873	(c)(d)	—	6,873
Non-compensation expenses	31,540	(31,540	)(c)(d)	—	—
Reimbursement from affiliates	—	(1,461	)(b)	—	(1,461)
Consolidated Funds	450	—		(450)	—
Total expenses	91,737	6,639		(450)	84,648

Other income (loss)
Net gains (losses) on securities, derivatives and other investments	15,469	(15,469	)(c)	—	—
Consolidated Funds net gains (losses)	3,232	(2,002)		(1,230)	—
Total other income (loss)	18,701	(17,471)		(1,230)	—

Income (loss) before income taxes and non-controlling interests	8,324	42		(875)	7,491

Income taxes (Benefit)	(46)	46	(b)	—	—
Economic Income (Loss) / Net income (loss) before non-controlling interests	8,370	(4)		(875)	7,491

(Income) loss attributable to non-controlling interests in consolidated subsidiaries	(4,759)	59		875	(3,825)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$3,611	$55		$—	$3,666

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:    The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a) Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities and activist business.

(b) Economic Income excludes income taxes as management does not consider this item when evaluating the performance of the segment. Also, reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

(c) Economic Income recognizes Company income from proprietary trading net of related expenses.

(d) Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

(e) Economic Income (Loss) recognizes stock borrow/loan activity and other brokerage dividends as brokerage revenue.

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Three Months Ended September 30, 2012

(Dollar amounts in thousands)

	Three Months Ended September 30, 2012
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments		Consolidation	Income
Revenues
Investment banking	$18,666	$—		$—	$18,666
Brokerage	22,701	—		—	22,701
Management fees	8,866	4,198	(a)	362	13,426
Incentive income	1,416	283	(a)	—	1,699
Investment income	—	9,152	(c)	—	9,152
Interest and dividends	3,605	(3,605	)(c)	—	—
Reimbursement from affiliates	1,370	(1,467	)(b)	97	—
Other revenue	701	(320	)(c)	—	381
Consolidated Funds	273	—		(273)	—
Total revenues	57,598	8,241		186	66,025

Expenses
Compensation & Benefits	47,322	(1,073)		—	46,249
Interest and dividends	2,056	(1,925	)(c)	—	131
Non-compensation expenses - Fixed	—	24,016	(c)(d)	—	24,016
Non-compensation expenses - Variable	—	5,720	(c)(d)	—	5,720
Non-compensation expenses	29,346	(29,346	)(c)(d)	—	—
Goodwill impairment	—	—		—	—
Reimbursement from affiliates	—	(1,467	)(b)	—	(1,467)
Consolidated Funds	330	—		(330)	—
Total expenses	79,054	(4,075)		(330)	74,649

Other income (loss)
Net gains (losses) on securities, derivatives and other investments	12,510	(12,510	)(c)	—	—
Consolidated Funds net gains (losses)	(2,509)	1,694		815	—
Total other income (loss)	10,001	(10,816)		815	—

Income (loss) before income taxes and non-controlling interests	(11,455)	1,500		1,331	(8,624)

Income taxes (Benefit)	163	(163	)(b)	—	—
Economic Income (Loss) / Net income (loss) before non-controlling interests	(11,618)	1,663		1,331	(8,624)

(Income) loss attributable to non-controlling interests in consolidated subsidiaries	1,033	(3)		(1,331)	(301)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$(10,585)	$1,660		$—	$(8,925)

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:    The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a) Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities.

(b) Economic Income excludes goodwill impairment and income taxes as management does not consider this item when evaluating the performance of the segment. Also, reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

(c) Economic Income recognizes Company income from proprietary trading net of related expenses.

(d) Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Nine Months Ended September 30, 2013

(Dollar amounts in thousands)

	Nine Months Ended September 30, 2013
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments		Consolidation	Income
Revenues
Investment banking	$70,431	$—		$—	$70,431
Brokerage	86,583	6,769	(e)	—	93,352
Management fees	28,518	13,661	(a)	871	43,050
Incentive income	7,086	7,472	(a)	—	14,558
Investment income	—	26,762	(c)	—	26,762
Interest and dividends	30,905	(30,905	)(c)	—	—
Reimbursement from affiliates	4,085	(4,291	)(b)	206	—
Other revenue	1,519	(1,565	)(c)	—	(46)
Consolidated Funds	681	—		(681)	—
Total revenues	229,808	17,903		396	248,107

Expenses
Compensation & Benefits	145,344	721		—	146,065
Interest and dividends	20,287	(20,016	)(c)	—	271
Non-compensation expenses - Fixed	—	72,892	(c)(d)	—	72,892
Non-compensation expenses - Variable	—	22,786	(c)(d)	—	22,786
Non-compensation expenses	94,593	(94,593	)(c)(d)	—	—
Reimbursement from affiliates	—	(4,291	)(b)	—	(4,291)
Consolidated Funds	1,237	—		(1,237)	—
Total expenses	261,461	(22,501)		(1,237)	237,723

Other income (loss)
Net gains (losses) on securities, derivatives and other investments	32,873	(32,873	)(c)	—	—
Consolidated Funds net gains (losses)	11,705	(6,843)		(4,862)	—
Total other income (loss)	44,578	(39,716)		(4,862)	—

Income (loss) before income taxes and non-controlling interests	12,925	688		(3,229)	10,384

Income taxes (Benefit)	288	(288	)(b)	—	—
Economic Income (Loss) / Net income (loss) before non-controlling interests	12,637	976		(3,229)	10,384

(Income) loss attributable to non-controlling interests in consolidated subsidiaries	(10,509)	763		3,229	(6,517)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$2,128	$1,739		$—	$3,867

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:    The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a) Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities and activist business.

(b) Economic Income excludes income taxes as management does not consider this item when evaluating the performance of the segment. Also, reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

(c) Economic Income recognizes Company income from proprietary trading net of related expenses.

(d) Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

(e) Economic Income (Loss) recognizes stock borrow/loan activity and other brokerage dividends as brokerage revenue.

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Nine Months Ended September 30, 2012

(Dollar amounts in thousands)

	Nine Months Ended September 30, 2012
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments		Consolidation	Income
Revenues
Investment banking	$50,550	$—		$—	$50,550
Brokerage	71,282	—		—	71,282
Management fees	28,515	12,367	(a)	1,150	42,032
Incentive income	2,687	5,616	(a)	—	8,303
Investment income	—	38,543	(c)	—	38,543
Interest and dividends	14,845	(14,845	)(c)	—	—
Reimbursement from affiliates	3,796	(4,018	)(b)	222	—
Other revenue	2,398	(1,704	)(c)	—	694
Consolidated Funds	474	—		(474)	—
Total revenues	174,547	35,959		898	211,404

Expenses
Compensation & Benefits	137,102	(3,299)		—	133,803
Interest and dividends	7,107	(6,829	)(c)	—	278
Non-compensation expenses - Fixed	—	69,748	(c)(d)	—	69,748
Non-compensation expenses - Variable	—	19,733	(c)(d)	—	19,733
Non-compensation expenses	87,670	(87,670	)(c)(d)	—	—
Goodwill impairment	—	—		—	—
Reimbursement from affiliates	—	(4,018	)(b)	—	(4,018)
Consolidated Funds	1,339	—		(1,339)	—
Total expenses	233,218	(12,335)		(1,339)	219,544

Other income (loss)
Net gains (losses) on securities, derivatives and other investments	41,969	(41,969	)(c)	—	—
Bargain purchase gain	—	—	(e)	—	—
Consolidated Funds net gains (losses)	1,437	(1,318)		(119)	—
Total other income (loss)	43,406	(43,287)		(119)	—

Income (loss) before income taxes and non-controlling interests	(15,265)	5,007		2,118	(8,140)

Income taxes (Benefit)	496	(496	)(b)	—	—
Economic Income (Loss) / Net income (loss) before non-controlling interests	(15,761)	5,503		2,118	(8,140)

(Income) loss attributable to non-controlling interests in consolidated subsidiaries	1,225	(7)		(2,118)	(900)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$(14,536)	$5,496		$—	$(9,040)

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:    The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a) Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities.

(b) Economic Income excludes goodwill impairment and income taxes as management does not consider this item when evaluating the performance of the segment. Also, reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

(c) Economic Income recognizes Company income from proprietary trading net of related expenses.

(d) Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

(e) Economic Income excludes the bargain purchase gain which resulted from the LaBranche acquisition.